As filed with the Securities and Exchange Commission on November 6, 1997

                                         Registration No.  333-



              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

              ----------------------------------

                           Form S-8
                    REGISTRATION STATEMENT
                             Under
                  THE SECURITIES ACT OF 1933

              ----------------------------------

                 HOUSEHOLD INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)

        Delaware                             36-3121988
(State of Incorporation)       (I.R.S. Employer Identification No.)

     2700 Sanders Road, Prospect Heights, Illinois  60070
     (Address of principal executive offices)  (Zip Code)

                     ACC STOCK OPTION PLAN
                   (Full title of the Plan)

                   ------------------------

                   PATRICK D. SCHWARTZ, ESQ.
       Associate General Counsel and Assistant Secretary
                 Household International, Inc.
     2700 Sanders Road, Prospect Heights, Illinois  60070
                       (847) 564-6301
   (Name, address and telephone number of agent for service)


                   ------------------------

               CALCULATION OF REGISTRATION FEE
               -------------------------------

 Title of                         Proposed             Proposed
Securities         Amount         Maximum              Maximum            Amount of
  to be            to be       Offering Price         Aggregate         Registration
Registered       Registered     Per Share (1)     Offering Price (1)         Fee

Common Stock,
Par Value          28,889
$1 per Share       shares      Not Applicable       $3,289,734.88        $996.89


(1) The proposed maximum aggregate offering price and the amount of the registration fee are estimated pursuant to rule 457(h) based upon the average of the high and low prices ($113.875) reported for the Common Stock on the New York Stock Exchange Composite Tape on November 3, 1997.

                        -------------------------

  This Registration Statement shall hereafter become effective in accordance with the provision of Section 8(a) of the
                            Securities Act of 1933

                                   PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference


The following documents filed with the Commission are incorporated herein by reference:

            (a) Household's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, audited financial statements for Household's latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus incorporated pursuant to (a) above.

            (c) The description of the Common Stock offered herein which is contained in any registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed by Household pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 5.     Interests of Named Experts and Counsel.

            The validity of the shares of Common Stock offered hereby will be passed upon for Household by John W. Blenke, Vice President-Corporate Law and Assistant Secretary for the Company. Mr. Blenke is a full-time employee and an officer of Household and owns and holds options to purchase shares of the Common Stock of Household.

            The financial statements of Household and its subsidiaries incorporated by reference in this Registration Statement to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

Item 7.     Indemnification of Directors and Officers.

            The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, Inc. (the "Company"), contains a provision which eliminated directors' personal liability as set forth above.

            The General corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors of officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, bote of stockholders or otherwise.

            Household's Restated Certificate of Incorporation, a amended, provides for indemnification to the fullest extent as expressly authorized by
Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household and also to persons who are serving at the request of Household as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

            Household has purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

Item 8.  Exhibits.

      4.1 ACC Consumer Finance Corporation 1995 Stock Option Plan, including ISO Stock Option Agreement.

      4.2 Notice of Assumption of ACC Consumer Finance Corporation 1995 Stock Option Plan

      5 Opinion of John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc.

      23.1 Consent of John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc. is contained in his opinion filed as Exhibit 5 hereto.

      23.2  Consent of Arthur Andersen LLP, Certified Public Accountants

      24 Power of Attorney is set forth on page II-5 of this Registration Statement.

Item 9.  Undertakings.

      A.    To Transmit Certain Materials.

            Household hereby undertakes to deliver or cause to be delivered with the Prospectus, to each employee to whom the Prospectus is sent or given, a copy of Household's latest annual report to shareholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each employee to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

      B.    Undertaking to Update Annually.

            Household hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Household's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Continuous Offering.

            Household hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Household's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      D.    Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Household pursuant to the foregoing provisions, or otherwise, Household has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Household of expenses incurred or paid by a director, officer or controlling person of Household in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, Household will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, and State of Illinois, on the 6th day of November, 1997.



                                      HOUSEHOLD INTERNATIONAL, INC.


                                      By    William F. Aldinger
                                        ---------------------------
                                           (William F. Aldinger)
                                            Chairman and Chief
                                            Executive Officer


      Each person whose signature appears below constitutes and appoints
J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any an all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 6th day of November, 1997.




         Signature                                Title
         ---------                                -----

      William F. Aldinger                Chairman, Chief Executive Officer
------------------------------           and Director (as Principal Executive
     (William F. Aldinger)               Officer)


      Robert J. Darnall                  Director
------------------------------
     (Robert J. Darnall)


      Gary G. Dillon                     Director
------------------------------
     (Gary G. Dillon)


      John A. Edwardson                  Director
------------------------------
     (John A. Edwardson)


      Mary J. Evans                      Director
------------------------------
     (Mary J. Evans)

      Dudley Fishburn                    Director
------------------------------
     (Dudley Fishburn)


    Cyrus F. Freidheim, Jr.              Director
------------------------------
   (Cyrus F. Freidheim, Jr.)


      Louis E. Levy                      Director
------------------------------
     (Louis E. Levy)


      George A. Lorch                    Director
------------------------------
     (George A. Lorch)


      John D. Nichols                    Director
------------------------------
     (John D. Nichols)


      James B. Pitblado                  Director
------------------------------
     (James B. Pitblado)


      S. Jay Stewart                     Director
------------------------------
     (S. Jay Stewart)


      Louis W. Sullivan, M.D.            Director
------------------------------
     (Louis W. Sullivan, M.D.)


      David A. Schoenholz                Executive Vice President-Chief
------------------------------           Financial Officer (as Principal
     (David A. Schoenholz)               Accounting and Financial Officer)



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